Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "REDROLLER HOLDINGS, INC.", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF OCTOBER, A.D. 2007, AT 9:07 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

SECRETARY'S OFFICE 1793 DELAWARE 1855

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

4443741 8100

071172285

AUTHENTICATION: 6119474

DATE: 10-31-07

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:51 PM 10/30/2007
FILED 09:07 PM 10/30/2007
SRV 071172285 - 4443741 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of

RedRoller Holdings, Inc.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Third, Fourth and Fifith" and adding articles numbered "Sixth, Seventh, Eighth, Ninth, Tenth and Eleventh" as attached in Schedule A hereto;

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 29th day of October, 2007.

By: [signature]
Authorized Officer

Title: President, Secretary and Treasurer

Name: Tina Sangha
Print or Type

Schedule A

CERTIFICATE OF INCORPORATION

OF

REDROLLER HOLDINGS, INC.

FIRST

The name of the corporation is RedRoller Holdings, Inc. (the "Corporation").

SECOND

The address of the Corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the city of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is Corporation Service Corporation.

THIRD

The nature of the business or purpose to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law ("DGCL"). In connection therewith, the Corporation shall possess and exercise all of the powers and privileges granted by the DGCL or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

FOURTH

Section 1. Authorized Capital Stock. The total number of shares of stock that the Corporation shall have the authority to issue is 225,000,000 shares of capital stock, consisting of (i) 25,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"), and (ii) 200,000,000 shares of common stock, par value $0.01 per share (the "Common Stock").

Section 2. Common Stock.

(a) Rights Generally. Except as otherwise expressly provided herein or as otherwise required by applicable law, all shares of Common Stock will be identical and will entitle the holders thereof to the same rights and privileges.

(b) Voting Rights of Common Stock Generally. Subject to any right that may be conferred upon holders of Preferred Stock to vote together with holders of Common Stock on any matter submitted to a vote of stockholders, or in respect of which written consents in lieu of a meeting are solicited, each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock registered in the name of such holder on the transfer books of the Corporation on each matter on which the common stockholders of the Corporation shall be entitled to vote.

(c) Dividend Rights. Subject to the prior rights and preferences (if any) of the holders of any other class or series of stock having a preference as to dividends over the Common Stock, the holders of Common Stock will be entitled to receive, to the extent permitted by law, and to share equally and ratably, share for share, such dividends as may be declared from time to time by the Board of Directors, whether payable in cash, property, securities or otherwise of the Corporation.

(d) Liquidation, Dissolution or Other Winding Up of the Corporation. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or other winding up of the Corporation, after distribution in full of preferential amounts, if any, to be distributed to the holders of shares of any other class or series of stock having a preference as to liquidating distributions over the Common Stock, the holders of the Common Stock shall be entitled to share equally and ratably, share for share, in all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders. For purposes of this Section, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more other corporations shall be deemed to be a liquidation, dissolution or winding-up of the Corporation, voluntary or involuntary, unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a dissolution or winding-up of the business of the Corporation.

Section 3. Preferred Stock.

(a) Authority is hereby expressly granted to and vested in the Board of Directors to authorize from time to time the issuance of Preferred Stock in one or more series. With respect to each series of Preferred Stock authorized by it, the Board of Directors shall be authorized to establish by resolution or resolutions, and by filing a certificate pursuant to the applicable law of the State of Delaware (a "Preferred Stock Designation"), the following to the fullest extent now or hereafter permitted by the DGCL:

(i) the designation of such series;

(ii) the number of shares to constitute such series;

(iii) whether such series is to have full, special or limited voting rights, or no voting rights;

(iv) if (subject as aforesaid) such series has voting rights, whether or not such series is to be entitled to vote as a separate class, either alone or together with the holders of the Common Stock or one or more other series of Preferred Stock;

(v) the preferences and relative, participating, optional, conversion or other special rights (if any) of such series and the qualifications, limitations or restrictions (if any) with respect to such series;

(vi) the redemption rights and price(s), if any, of such series, and whether or not the shares of such series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement and, if such retirement or sinking fund or funds are to be established, the periodic amount thereof and the terms and provisions relative to the operation thereof;

(vii) the dividend rights and preferences (if any) of such series, including, without limitation, (A) the rates of dividends payable thereon, (B) the conditions upon which and the time when such dividends are payable, (C) whether or not such dividends shall be cumulative or non-cumulative and, if cumulative, the date or dates from which such dividends shall accumulate and (D) whether or not the payment of such dividends shall be preferred to the payment of dividends payable on the Common Stock or any other series of Preferred Stock;

(viii) the preferences (if any), and the amounts thereof, which the holders of such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding-up of, or upon any distribution of the assets of, the Corporation;

(ix) whether or not the shares of such series, at the option of the Corporation or the holders thereof or upon the happening of any specified event, shall be convertible into or exchangeable for (A) shares of Common Stock, (B) shares of any other series of Preferred Stock or (C) any other stock or securities of the Corporation;

(x) if such series is to be convertible or exchangeable, the price or prices or ratio or ratios or rate or rates at which such conversion or exchange may be made and the terms and conditions (if any) upon which such price or prices or ratio or ratios or rate or rates may be adjusted; and

(xi) such other rights, powers and preferences with respect to such series as the Board of Directors may deem advisable.

Any series of Preferred Stock may vary from any other series of Preferred Stock in any or all of the foregoing respects and in any other manner.

(b) The Board of Directors may, with respect to any existing series of Preferred Stock but subject to the Preferred Stock Designation creating such series, (a) increase the number of shares of Preferred Stock designated for such series by a resolution adding to such series authorized and unissued shares of Preferred Stock not designated for any other series or (b) decrease the number of shares of Preferred Stock designated for such series by a resolution subtracting from such series shares of Preferred Stock designated for such series (but not below the number of shares of such series then outstanding), and the shares so subtracted shall become authorized, unissued and undesignated shares of Preferred Stock.

(c) No vote of the holders of Common Stock or any class or series of Preferred Stock then issued and outstanding shall, unless otherwise expressly provided in a Preferred Stock Designation, be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation. Shares of any series of Preferred Stock that have been authorized for issuance pursuant to this Certificate of Incorporation and that have been issued and reacquired in any manner by the Corporation (including upon conversion or exchange thereof) shall be restored to the status of authorized and unissued shares of Preferred Stock and may be reissued as part of a

new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors and a Preferred Stock Designation as set forth above.

Section 4. Stock Options, Warrants, etc. The Corporation shall have authority to create and issue warrants, rights and options entitling the holders thereof to purchase from the Corporation shares of the Corporation's capital stock of any class or series or other securities of the Corporation for such consideration and to such persons, firms or corporations as the Board of Directors, in its sole discretion, may determine, setting aside from the authorized but unissued stock of the Corporation the requisite number of shares for issuance upon the exercise of such warrants, rights or options. Such warrants, rights and options shall be evidenced by one or more instruments approved by the Board of Directors. The Board of Directors shall be empowered to set the exercise price, duration, time for exercise and other terms of such warrants, rights or options; provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

FIFTH

The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

Section 1. Board of Directors Generally.

(a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(b) The number of directors constituting the entire board of directors shall be as set forth in or fixed pursuant to the Bylaws of the Corporation.

(c) Nominations of persons for election or reelection to the Board of Directors may be made by or at the direction of the Board of Directors or the holders of a majority of the outstanding shares of Common Stock.

(d) Directors shall be elected by a plurality of the votes cast at the annual meetings of stockholders or a special meeting of stockholders called for such purpose, or by the holders of record of a majority of the outstanding shares then entitled to vote in the election of directors pursuant to a written consent of such stockholders, and, each director so elected shall hold office until the next annual meeting of stockholders and until such director's successor is duly elected and qualified, or until such director's earlier death, resignation or removal.

(e) Unless otherwise provided by law, vacancies arising through death, resignation, removal, an increase in the number of directors or otherwise may be filled by a plurality of the votes cast at a meeting of the stockholders or by the affirmative vote of the holders of record of a majority of the outstanding shares then entitled to vote in the election of directors pursuant to a written consent of such stockholders or by a majority of the directors remaining in office (although less than a quorum) or by the sole remaining Director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

(f) Directors may be removed at any time, and from time to time, with or without cause, by the affirmative vote of the holders of record of a majority of the outstanding shares then entitled to vote in the election of directors.

Section 2. Power of Directors Concerning Bylaws. In furtherance and not in limitation of the powers conferred by the DGCL, the Board of Directors shall have the power to make, alter, repeal or rescind the Bylaws of the Corporation, subject to the power of the stockholders to alter, amend, repeal or rescind any Bylaw made by the Board of Directors.

Section 3. General Powers of Directors. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

SIXTH

No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification. If the DGCL is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the personal liability of the directors to the Corporation or its stockholders shall be limited to the full extent permitted by the DGCL, as so amended from time to time.

The Corporation shall to the extent permitted by Section 145 of the DGCL, as amended from time to time, indemnify and reimburse all persons whom it may indemnify and reimburse pursuant thereto. Notwithstanding the foregoing, the indemnification provided from this Article SIXTH shall not be deemed exclusive of any other rights to which those entitled to receive indemnification or reimbursement hereunder may be entitled under the Bylaws of the Corporation, any agreement, vote of stockholders or disinterested directors or otherwise.

SEVENTH

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware as such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

EIGHTH

The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

NINTH

The Corporation reserves the right to alter, amend, repeal or rescind any provision contained in this Certificate of Incorporation in any manner now or hereafter prescribed by law (including, without limitation, by the affirmative vote of the holders of record of a majority of the then outstanding shares of Common Stock).

TENTH

The name and mailing address of the incorporator of the Corporation is as follows:

Name	Mailing Address
William J. Van Wyck	Soundview Plaza 1266 East Main Street Stamford, CT 06902-3546

ELEVENTH

This Certificate of Incorporation of the Corporation shall be effective upon filing with the Secretary of State of the State of Delaware.